Exhibit 99.1

agilon health Reports Second Quarter 2025 Results
Total revenues of $1.4 billion in the second quarter 2025
Medicare Advantage membership of 498,000, and total members on the agilon platform of 614,000 as of June 30, 2025
Continued execution on strategic initiatives to enhance financial and clinical data visibility, operational discipline and partnership performance agilon suspends its full year 2025 earnings guidance due to leadership change, ongoing implementation of performance visibility initiatives as well as dynamic market conditions

Westerville, O.H., August 4, 2025 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, today announced results for the second quarter ended June 30, 2025. As announced in a separate press release today, Steven Sell has stepped down as President, CEO and a Director of the Board, and the Company’s co-founder and Board Chairman Ronald A. Williams has been appointed Executive Chairman while the Board conducts a search for a permanent CEO.
“agilon’s value-based care model delivers significant value to our physician partners and their senior patients across the U.S. with a proven ability to serve as the long-term solution for practices focused on outcomes,” said Ronald A. Williams, Executive Chair. “We have continued advancing strategic initiatives in 2025 to improve performance – including enhancing our platform, data visibility, quality and delivery programs and contract economics – that we expect to fully realize the benefit of next year given the nature of our business cycle. Nevertheless, as we progressed through this transition year, it’s become clear that the industry headwinds are more acute than previously expected, and our enhanced data platform is providing visibility that indicates our 2024 and 2025 risk adjustment is also lower than previously expected, which is impacting near-term results. It is clear we need to further improve execution and more fully optimize agilon against broader market-based complexities.
“We will accomplish this by taking decisive action to increase ownership of the elements within our control and execute with the discipline and operational excellence required by the current environment. We are confident that our ongoing actions to reduce market risks and improve contract economics, combined with increased rigor on execution and an updated Medicare reimbursement model taking effect next year, we will be positioned to drive financial improvement into 2026 and deliver long-term results for our physician partners and value for our shareholders.”
Second Quarter 2025 Results:
•Compared to previous guidance, second quarter 2025 was negatively impacted by additional information received from payors in the second quarter. This includes prior period development of $66 million, of which $20 million was associated with exited markets and $13 million is associated with Part D costs from payers who have agreed to carve out Part D in 2025, as well as a $37 million reduction in risk adjustment revenue for 2024 offset by slight favorability in quality incentives. Additionally, included in the quarter results is a reduction in risk adjustment revenue of $48 million year-to-date for 2025 informed by our enhanced data platform representing 72% of our membership.

•Total members on the agilon platform decreased to 614,000 as of June 30, 2025, including 498,000 Medicare Advantage members and 116,000 ACO REACH model beneficiaries. Year-over-year changes to membership reflect previously disclosed market exits.
•Total revenue of $1.39 billion in the second quarter 2025 decreased 6% compared to $1.48 billion in the second quarter 2024. Revenue reflects membership growth in new markets and same geography growth more than offset by the impact from market exits as well as the aforementioned reduction to risk adjustment revenue contribution.
•Gross profit was negative $52 million in the second quarter 2025 compared to positive $32 million in the second quarter 2024. Net loss of $104 million in the second quarter 2025 compared to $31 million in the second quarter 2024.
•Medical margin was negative $53 million during the second quarter 2025, compared to positive $106 million in the second quarter 2024. Medical Margin for the second quarter 2025 includes the impact from the aforementioned items.
•Adjusted EBITDA loss was $83 million in the second quarter 2025 compared to $3 million in the second quarter 2024.
Key Financial and Operating Metrics ($M):
(Second Quarter 2025 vs. 2024)

	Three Months Ended June 30,		Change
	2025	2024	% YoY
Medicare Advantage Members[1]	498,000	513,000	(3%)
ACO Model Members[1,2]	116,000	132,000	(12%)
Total Members Live on Platform[1,2]	614,000	645,000	(5%)
Avg. Medicare Advantage Members	498,000	507,000	(2%)
Total Revenues	$1,395	$1,483	(6%)
Gross Profit (Loss)	($52)	$32	NM
Medical Margin	($53)	$106	NM
Net Income (Loss)	($104)	($31)	NM
Adjusted EBITDA[3]	($83)	($3)	NM
Geography Entry Costs	$4	$5	(20%)
1.Membership metrics reflect end of period results.
2.agilon’s ACO model entities are not included within its consolidated financial results.
3.agilon’s ACO model entities contributed $10 million and $11 million to Adjusted EBITDA during the second quarter 2025 and second quarter 2024, respectively.
Capital Position and Balance Sheet
agilon health’s balance sheet as of June 30, 2025 included cash and cash equivalents and marketable securities of $327 million and total debt of $35 million. At the end of the quarter, agilon health had $176 million of cash associated with the Company’s unconsolidated ACO model entities.
Suspends 2025 Guidance and Assumptions
In conjunction with the announcement of agilon’s leadership change and the evaluation of additional actions to optimize operating performance, as well as continued execution of ongoing initiatives and market uncertainty which may impact future results, agilon is suspending its previously issued full-year 2025 financial guidance and related assumptions.

Webcast and Conference Call
agilon health will host a conference call to discuss second quarter 2025 results on Monday, August 4, 2025, at 5:30 PM Eastern Time. The conference call can be accessed by dialing (833) 470-1428 for U.S. participants and +1 (404) 975-4839 for international participants and referencing participant code 938716. A simultaneous listen-only, live webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.
About agilon health
agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups and health systems transition to a value-based Total Care Model for their senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,200+ primary care physicians (PCPs) that allow its physician partners to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 30 diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information visit www.agilonhealth.com and connect with us on LinkedIn.
Forward-Looking Statements
Statements in this release that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Examples of forward-looking statements include, among other things: statements regarding our confidence in future financial improvements, expectations about 2025 being a transition year, anticipated benefits from our strategic initiatives, potential optimization actions under review, our leadership transition and CEO search process, our expectations related to operating and financial results, our ability to efficiently exit unprofitable markets, our expectations regarding the Medicare Advantage environment, and our long-term opportunities and strategic growth plans and alignment with the macro environment, expected revenue, medical costs, net income and gross profit, total and average membership, Adjusted EBITDA, Medical Margin, geography entry costs and other financial projections and assumptions, including our fiscal year and second quarter 2025 guidance. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses and the expectation that our expenses will increase in the future; failure to identify and develop successful new geographies, physician partners and payors, or execute upon our growth initiatives; success in executing our operating strategies or achieving results consistent with our historical performance; medical expenses incurred on behalf of our members may exceed revenues we receive; our ability to maintain and secure additional contracts with Medicare Advantage payors on favorable terms, if at all; our ability to grow new physician partner relationships sufficient to recover startup costs; availability of additional capital, on acceptable terms or at all, to support our business in the future; significant reduction in our membership; transition to a Total Care Model may be challenging for physician partners; public health crises, such as pandemics or epidemics, could adversely affect us; inaccuracy in estimates of our members’ risk adjustment factors, medical services expense, incurred but not reported claims, and earnings pursuant to payor contracts; the impact of restrictive clauses or exclusivity provisions in some of our contracts with physician partners; our ability to hire and retain qualified personnel; our ability to realize the full value of our intangible assets; security breaches, cybersecurity attacks, loss of data and other disruptions to our information systems; our ability to protect the confidentiality of our know-how and other proprietary and internally developed information; our reliance on our subsidiaries to perform and fund their operations; our use of artificial intelligence and machine learning in our business and challenges with properly managing the development and use of these technologies; our reliance on a limited number of key payors; the limited terms of contracts with our payors and our ability to renew them upon expiration; our ability to navigate the changing healthcare payor market; our reliance on our payors, physician partners and other providers to operate our business; our ability to obtain accurate and complete diagnosis data; our reliance on third-party software, data, infrastructure and bandwidth; consolidation and competition in the healthcare industry; the impact of changes to, and dependence on, federal government healthcare programs; uncertain or adverse economic and macroeconomic conditions, including a downturn or decrease in government expenditures; regulation of the healthcare industry and our and our physician partners’ ability to comply with such laws and regulations; federal and state investigations, audits and enforcement actions; repayment obligations arising out of payor audits; negative publicity regarding the managed healthcare industry generally; our use, disclosure and processing of personally identifiable information, protected health information, and de-identified data; failure to obtain or maintain an insurance license, a certificate of authority or an equivalent authorization; changes in tax laws and regulations, or changes in related judgments or assumptions; our indebtedness and our potential to incur more debt; our dependence on our subsidiaries for cash to fund all of our operations and expenses; provisions in our governing documents; our ability to achieve a return on investment depends on appreciation in the price of our common stock; lawsuits not covered by insurance and securities class action litigation; sustainability issues; our stock price may be volatile; and risks related to management transitions, including the search for a permanent CEO, and our ability to effectively manage leadership changes; and risks related to other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which can be found at the SEC’s website at www.sec.gov. Additionally, the suspension of our previously issued full-year 2025 financial guidance, ongoing implementation of performance initiatives, leadership changes, and dynamic market conditions create additional uncertainty regarding our future operating and financial performance. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.
Condensed Consolidated Balance Sheets
In thousands, except per share data

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$171,416	$188,231
Restricted cash and equivalents	—	5,629
Marketable securities	155,585	211,737
Receivables, net	1,047,164	1,017,040
Prepaid expenses and other current assets, net	78,495	35,137
Total current assets	1,452,660	1,457,774
Property and equipment, net	27,410	28,169
Intangible assets, net	65,595	72,771
Goodwill	24,133	24,133
Other assets	143,097	151,136
Total assets	$1,712,895	$1,733,983
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$1,042,257	$931,664
Accounts payable and accrued expenses	171,886	220,342
Current debt	34,945	—
Total current liabilities	1,249,088	1,152,006
Long-term debt	—	34,904
Other liabilities	54,878	76,121
Total liabilities	1,303,966	1,263,031

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 414,283 and 412,194 shares issued and outstanding, respectively	4,143	4,122
Additional paid-in capital	2,083,234	2,053,895
Accumulated deficit	(1,679,235)	(1,586,977)
Accumulated other comprehensive income (loss)	787	(88)
Total stockholders’ equity (deficit)	408,929	470,952
Total liabilities and stockholders’ equity (deficit)	$1,712,895	$1,733,983

agilon health, inc.
Condensed Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues:
Medical services revenue	$1,392,039	$1,479,579	$2,921,918	$3,080,774
Other operating revenue	2,943	3,179	5,846	6,338
Total revenues	1,394,982	1,482,758	2,927,764	3,087,112
Expenses:
Medical services expense	1,445,245	1,374,060	2,847,112	2,817,902
Other medical expenses	2,164	76,523	82,357	161,947
General and administrative	56,281	69,612	122,237	146,034
Depreciation and amortization	7,319	5,907	14,195	11,751
Total expenses	1,511,009	1,526,102	3,065,901	3,137,634
Income (loss) from operations	(116,027)	(43,344)	(138,137)	(50,522)
Other income (expense):
Income (loss) from equity method investments	5,412	9,955	18,084	15,639
Other income (expense), net	7,879	4,841	17,140	10,733
Interest expense	(1,572)	(1,697)	(3,087)	(2,981)
Income (loss) before income taxes	(104,308)	(30,245)	(106,000)	(27,131)
Income tax benefit (expense)	(62)	(417)	(258)	(284)
Income (loss) from continuing operations	(104,370)	(30,662)	(106,258)	(27,415)
Discontinued operations:
Income (loss) before gain (loss) on sales	—	—	—	(518)
Adjustments on sale of assets, net	—	—	14,000	(8,763)
Total discontinued operations	—	—	14,000	(9,281)
Net income (loss)	(104,370)	(30,662)	(92,258)	(36,696)
Noncontrolling interests’ share in (earnings) loss	—	(20)	—	(50)
Net income (loss) attributable to common shares	$(104,370)	$(30,682)	$(92,258)	$(36,746)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.25)	$(0.07)	$(0.25)	$(0.07)
Discontinued operations	$—	$—	$0.03	$(0.02)
Weighted average shares outstanding
Basic and diluted	413,836	411,271	413,388	409,152

agilon health, inc.
Condensed Consolidated Statements of Cash Flows
In thousands
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(92,258)	$(36,696)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	14,195	11,751
Stock-based compensation expense	32,101	35,116
Loss (income) from equity method investments	(18,084)	(15,639)
Distributions of earnings from equity method investments	—	3,340
Adjustments on sale of assets, net	(14,000)	3,784
Other noncash items	(3,107)	(837)
Changes in operating assets and liabilities	14,081	(67,312)
Net cash provided by (used in) operating activities	(67,072)	(66,493)
Cash flows from investing activities:
Purchase of property and equipment	(7,099)	(6,451)
Purchase of intangible assets	(9,717)	(17,893)
Investment in loans receivable and other	(1,000)	(9,742)
Investments in marketable securities	(60,154)	(12,006)
Proceeds from maturities of marketable securities and other	125,339	115,747
Net cash provided by (used in) investing activities	47,369	69,655
Cash flows from financing activities:
Proceeds from (payments for) equity issuances, net	(2,741)	1,345
Repayments of long-term debt	—	(2,500)
Net cash provided by (used in) financing activities	(2,741)	(1,155)
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	(22,444)	2,007
Cash, cash equivalents and restricted cash and equivalents, beginning of period	193,860	114,329
Cash, cash equivalents and restricted cash and equivalents, end of period	$171,416	$116,336

agilon health, inc.
Key Operating Metrics
In thousands
(unaudited)
GROSS PROFIT (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total revenues	$1,394,982	$1,482,758	$2,927,764	$3,087,112
Medical services expense	(1,445,245)	(1,374,060)	(2,847,112)	(2,817,902)
Other medical expenses(1)	(2,164)	(76,523)	(82,357)	(161,947)
Gross profit (loss)	$(52,427)	$32,175	$(1,705)	$107,263
______________________________________________________________
(1)Represents physician compensation expense related to surplus sharing and other care management expenses that help to create medical cost efficiency. Includes costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended June 30, 2025 and 2024, costs incurred in implementing geographies were $0.2 million and $18,000, respectively. For the six months ended June 30, 2025 and 2024, costs incurred in implementing geographies were $(1.0) million and $0.6 million, respectively.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Platform support costs	$37,423	$41,687	$81,661	$87,399
Geography entry costs(1)	4,248	4,866	10,810	15,325
Severance and related costs	119	868	644	3,283
Stock-based compensation expense	15,381	18,207	32,101	35,116
Other(2)	(890)	3,984	(2,979)	4,911
General and administrative	$56,281	$69,612	$122,237	$146,034
______________________________________________________________
(1)Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets.
(2)Includes transaction-related costs.
Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance, and legal and compliance functions.

agilon health, inc.
Non-GAAP Financial Measures
In thousands
(unaudited)
MEDICAL MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit (loss)(1)	$(52,427)	$32,175	$(1,705)	$107,263
Other operating revenue	(2,943)	(3,179)	(5,846)	(6,338)
Other medical expenses	2,164	76,523	82,357	161,947
Medical margin	$(53,206)	$105,519	$74,806	$262,872
______________________________________________________________
(1)Gross profit (loss) is defined as total revenues less medical services expense and other medical expenses.
ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)(1)	$(104,370)	$(30,662)	$(92,258)	$(36,696)
(Income) loss from discontinued operations, net of income taxes	—	—	(14,000)	9,281
Interest expense	1,572	1,697	3,087	2,981
Income tax expense (benefit)	62	417	258	284
Depreciation and amortization	7,319	5,907	14,195	11,751
Severance and related costs	119	868	644	3,283
Stock-based compensation expense	15,381	18,207	32,101	35,116
EBITDA adjustments related to equity method investments(2)	4,366	1,404	11,209	5,306
Other(3)	(7,782)	(668)	(18,002)	(5,082)
Adjusted EBITDA	$(83,333)	$(2,830)	$(62,766)	$26,224
______________________________________________________________
(1)Includes direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended June 30, 2025 and 2024, (i) $0.2 million and $18,000, respectively, are included in other medical expenses and (ii) $4.2 million and $4.8 million, respectively, are included in general and administrative expenses. For the six months ended June 30, 2025 and 2024, (i) $(1.0) million and $0.6 million, respectively, are included in other medical expenses and (ii) $10.8 million and $15.3 million, respectively, are included in general and administrative expenses.
(2)Includes elimination of certain administrative services provided by agilon health, inc. to equity method investments.
(3)Includes interest income, transaction-related costs and elimination of certain administrative services provided by agilon health, inc. to equity method investments.

agilon health, inc.
Supplemental Financial Information
In thousands
(unaudited)

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Medicare Advantage (Consolidated)	CMS ACO Models (Unconsolidated)	Medicare Advantage (Consolidated)	CMS ACO Models (Unconsolidated)
Medical services revenue	$1,392,039	$434,806	$2,921,918	$848,271
Other operating revenue	2,943	—	5,846	—
Total revenues	1,394,982	434,806	2,927,764	848,271
Medical services expense	(1,445,245)	(401,902)	(2,847,112)	(753,755)
Other medical expenses	(2,164)	(17,848)	(82,357)	(54,090)
Gross profit (loss)	(52,427)	15,056	(1,705)	40,426
Other operating revenue	(2,943)	—	(5,846)	—
Other medical expenses	2,164	17,848	82,357	54,090
Medical margin	$(53,206)	$32,904	$74,806	$94,516

Certain of our operations are not consolidated for the period presented because we do not have the ability to control certain activities due to another party’s control of the entities’ board of directors. Although revenues of the unconsolidated operations are not recorded as revenues by us, income (loss) from equity method investments is nonetheless a significant portion of our overall earnings. See Note 14 to the Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the period ending June 30, 2025 for additional discussion on our equity method investments.

In addition to providing results that are determined in accordance with GAAP, we present Medical Margin and Adjusted EBITDA, which are non-GAAP financial measures.
We define Medical Margin as medical services revenue after medical services expense is deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect Medical Margin to increase in absolute dollars. However, Medical Margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to Medical Margin PMPM. We believe this metric provides insight into the economics of our capitation arrangements as it includes all medical services expense directly associated with our members’ care.
We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.
Gross profit (loss) is the most directly comparable GAAP measure to Medical Margin. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.
We believe Medical Margin and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe Medical Margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe Medical Margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate Medical Margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of Medical Margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts
Investor Contacts
Evan Smith, CFA
SVP Investor Relations
evan.smith@agilonhealth.com

Leland Thomas
investors@agilonhealth.com
Media Contacts
Stephanie Law
Corporate Communications
media@agilonhealth.com

FGS Global
agilonhealth@fgsblobal.com